UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
December 29, 2005
Date of Report (Date of earliest event reported)
PeopleSupport, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-115328	95-4695021

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1100 Glendon Ave., Suite 1250, Los Angeles, California
(Address of principal executive offices)
90024

(Zip Code)
(310) 824-6200

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.
On December 29, 2005, in connection with Frank Perna’s appointment to the Board of Directors (the “Board”) of PeopleSupport, Inc. (the “Company”), the Board approved a grant to Mr. Perna, effective as of December 30, 2005, of (i) an option to purchase 15,000 shares of common stock of the Company, and (ii) 1,650 restricted common stock units (“RSUs”). The stock options have an exercise price of $8.49 per share (the market closing price of the Company’s common stock on December 30, 2005), and will vest and become exercisable quarterly in equal installments over a three-year period with each quarter of completed Board service. The RSUs vest annually over three years in equal installments for each completed full year of Board service.
SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)	Election of a Director.
On December 29, 2005, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Frank Perna to the Company’s Board as a Class I director. Mr. Perna was also appointed to the Company’s Compensation Committee.
A copy of the Company’s press release announcing Mr. Perna’s appointment to the Company’s Board is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description
99.1	Press Release, issued by PeopleSupport, Inc. on January 3, 2006.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 5, 2006	PeopleSupport, Inc. a Delaware corporation
	By:	/s/ Lance Rosenzweig
Lance Rosenzweig
President, Chief Executive Officer and Chairman of the Board of Directors

Exhibit
Number	Description
99.1	Press Release, issued by PeopleSupport, Inc. on January 3, 2006.